UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2006

Saba Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30221	94-3267638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Loan and Security Agreement With Silicon Valley Bank

On January 30, 2006, the Board of Directors (the “Board”) of Saba Software, Inc., a Delaware corporation (the “Company”), approved, and on January 31, 2006, the Company entered into, a Loan and Security Agreement with Silicon Valley Bank (“SVB”), a California corporation (the “Credit Facility”). The Credit Facility replaces the Company’s existing credit facility with SVB. The Credit Facility provides for (i) a term loan in a principal amount of $6,500,000, and (ii) a receivables borrowing base revolving credit line in an aggregate principal amount of up to $7,500,000 at any time outstanding, which includes a sublimit of up to $5,000,000 for letters of credit, cash management and foreign exchange services. The term loan will be repaid in 36 equal monthly installments of principal, plus interest. The maturity date of the term loan and the revolving credit line is January 31, 2009. The interest rate applicable to the loans under the Credit Facility is SVB’s prime rate plus 0.50% for the term loan and SVB’s prime rate plus 0.25% for borrowings under the revolving credit line. The Company is required to pay an early termination fee if the Credit Facility is terminated by the bank due to the occurrence of an event of default or is refinanced by another financial institution, in each case, prior to the second anniversary of the Credit Facility.

The Credit Facility is secured by all of the Company’s personal property other than its intellectual property. In addition, on January 31, 2006, each of THINQ Learning Solutions, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company (“THINQ”), and Merger Sub 2 (as defined below) entered into an Unconditional Guaranty and Security Agreement in favor of SVB pursuant to which each has guaranteed the Company’s obligations under the Credit Facility and each has granted a security interest to SVB in all of its personal property other than its intellectual property to secure the Company’s obligations under the Credit Facility.

The Credit Facility includes certain negative covenants restricting or limiting the ability of the Company and its subsidiaries to, among other things: incur additional indebtedness; create liens on its property; make investments and acquisitions; merge or consolidate with any other entity; convey, sell, lease, transfer or otherwise dispose of assets; change its business; change of control; pay dividends, distributions or make other specified restricted payments; and enter into certain transactions with affiliates. Such restrictions and limitations are subject to usual and customary exceptions contained in credit agreements of this nature. In addition, the Credit Facility requires the Company to satisfy a minimum consolidated EBITDA covenant on a quarterly basis, and a minimum liquidity covenant on a monthly basis.

The Credit Facility also contains usual and customary events of default (subject to certain threshold amounts and grace periods). If an event of default occurs and is continuing, the Company may be required to repay the obligations under the Credit Facility prior to their stated maturity date, the Company’s ability to borrow under the revolving credit line may be terminated, and SVB may be able to foreclose on any collateral provided by the Company, THINQ or Merger Sub 2.

Bobby Yazdani Employment Agreement

On January 30, 2006, the Board, approved, and on January 31, 2006, the Company entered into, an Employment Agreement with Bobby Yazdani, the Company’s Chief Executive Officer and Chairman of the Board (the “Yazdani Agreement”), effective February 1, 2006. The terms set forth in the Yazdani Agreement represent the first change to the terms of Mr. Yazdani’s employment with the Company since February 2003. The terms of the Yazdani Agreement include, but are not limited to, the following:

(1)	Mr. Yazdani will continue to serve as the Company’s Chief Executive Officer;

(2)	Mr. Yazdani’s initial annual base salary will be $350,000;

(3)	Mr. Yazdani will be eligible to receive quarterly bonuses totaling 50% of his base salary annually (such annual amount, the “Yazdani Target Bonus”);

(4)	Mr. Yazdani will be eligible to receive additional bonuses as may be awarded by the Board in its sole discretion from time to time;

(5)	Mr. Yazdani will be granted an option to purchase 90,000 shares of the Company’s common stock, which shall vest over one year in four equal quarterly installments with the first installment vesting one quarter after the effective date of the Yazdani Agreement;

(6)	In the event that Mr. Yazdani’s employment is terminated by the Company without Cause (as defined in the Yazdani Agreement) or by Mr. Yazdani for Good Reason (as defined in the Yazdani Agreement), Mr. Yazdani would be entitled to receive the following severance benefits (the “Yazdani Severance Benefits”), subject to Mr. Yazdani executing a release of claims agreement: (i) all of his base salary then due and payable and all other accrued but unpaid benefits (e.g., accrued vacation) through the last day actually worked, (ii) the Yazdani Target Bonus, pro rated based on the number of days actually elapsed through the date of termination in the year in which such termination occurs, (iii) a payment equal to the sum of six months of Mr. Yazdani’s then current base salary plus one month of his then current base salary for every twelve-month period, including non-consecutive months, during which Mr. Yazdani had been employed by the Company prior to the date of termination (which sum shall not exceed twelve months of Mr. Yazdani’s then current base salary) (the “Yazdani Severance Months”), (iv) an amount equal to the product of (1) the quotient of the number of Yazdani Severance Months divided by 12, and (2) the Yazdani Target Bonus amount, less all applicable standard deductions and withholdings, (v) full vesting of the then-unvested shares of the Company’s Common Stock subject to any stock options then held by Mr. Yazdani, and (vi) the continuation of certain health insurance benefits;

(7)	In the event that Mr. Yazdani is terminated for Incapacity (as defined in the Yazdani Agreement), or upon his death, Mr. Yazdani or his estate, as applicable, would be entitled to receive the Yazdani Severance Benefits; provided, however, that Mr. Yazdani would not be entitled to full vesting of the then-unvested shares of the Company’s Common Stock subject to any stock option then held by Mr. Yazdani or the continuation of any health insurance benefits;

(8)	In the event that Mr. Yazdani’s employment is terminated by the Company without Cause, Mr. Yazdani terminates his employment for Good Reason, or Mr. Yazdani’s employment is terminated due to Incapacity, Mr. Yazdani agrees that for a period of one year after the termination of his employment relationship with the Company, he shall not, directly or indirectly on his own behalf or any third party, (a) solicit for employment, employ or otherwise seek to retain, or retain the services of, any employee, officer, director or consultant of the Company, or solicit or otherwise induce any person to terminate his or her employment or other relationship with the Company, or (b) engage in any activity, in those states within the United States and those countries outside the United States in which the Company or any of its subsidiaries then conducts any business, where such activity is similar to and competitive with the activities carried on by the Company or any of its subsidiaries; and

(9)	In the event that a nationally-recognized independent public accountant determines that any payment or distribution by the Company to or for the benefit of Mr. Yazdani, whether paid or payable or distributed or distributable pursuant to the terms of the Yazdani Agreement or otherwise (the “Yazdani Payment”), would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), Mr. Yazdani would be paid an additional amount (the “Yazdani Gross-Up Payment”) such that the net amount retained by Mr. Yazdani after deduction of any excise tax imposed under Section 4999 of the Code, and any federal, state and local income and employment tax and excise tax imposed upon the Yazdani Gross-Up Payment would be equal to the Yazdani Payment.

The Company will file with the Securities and Exchange Commission (the “SEC”) a copy of the Yazdani Agreement as an exhibit to its next quarterly report on Form 10-Q for the quarterly period to end February 28, 2006.

Peter E. Williams III Employment Agreement

On January 27, 2006, the Board approved, and on January 31, 2006, the Company entered into, an Employment Agreement with Peter E. Williams III, the Company’s Chief Financial Officer (the “Williams Agreement”), effective February 1, 2006. The terms of the Williams Agreement include, but are not limited to, the following:

(1)	Mr. Williams will continue to serve as the Company’s Chief Financial Officer;

(2)	Mr. Williams’ initial annual base salary will be $265,000;

(3)	Mr. Williams will be eligible to receive quarterly bonuses totaling $110,000 annually (such annual amount, the “Williams Target Bonus”), with Mr. Williams eligible for the Williams Target Bonus for the Company’s fiscal year ended May 30, 2006 as if the Williams Agreement were in effect for such purpose commencing on June 1, 2005;

(4)	Mr. Williams will be eligible to receive additional bonuses as may be awarded by the Board in its sole discretion from time to time in consultation with the Company’s Chief Executive Officer;

(5)	Mr. Williams will be granted an option to purchase 40,000 shares of the Company’s common stock, which shall vest over four years, with 1/16 of the shares subject to such option vesting every three months beginning after the effective date of the Williams Agreement;

(6)

In the event that Mr. Williams’ employment is terminated by the Company without Cause (as defined in the Williams Agreement) or by Mr. Williams for Good Reason (as defined in the Williams Agreement), Mr. Williams would be entitled to receive the following severance benefits (the “Williams Severance Benefits”), subject to Mr. Williams executing a release of claims agreement: (i) all of his base salary then due and payable and all other accrued but unpaid benefits (e.g., accrued vacation) through the last day actually worked, (ii) the Williams Target Bonus, pro rated based on the number of days actually elapsed through the date of termination in the year in which such termination occurs, (iii) a payment equal to the sum of six months of Mr. Williams’ then current base salary plus one month of his then current base salary for every twelve-month period during which Mr. Williams had been employed by the Company prior to the date of termination (which sum shall not exceed twelve months of Mr. Williams’ then current base salary) (the “Williams Severance

Months”), (iv) an amount equal to the product of (1) the quotient of the number of Williams Severance Months divided by 12, and (2) the Williams Target Bonus amount, less all applicable standard deductions and withholdings, (v) full vesting of the then-unvested shares of the Company’s Common Stock subject to any stock options then held by Mr. Williams, and (vi) the continuation of certain health insurance benefits;

(7)	In the event that Mr. Williams is terminated for Incapacity as defined in the Williams Agreement), or upon his death, Mr. Williams or his estate as applicable, would be entitled to receive the Williams Severance Benefits; provided, however, that Mr. Williams would not be entitled to full vesting of the then-unvested shares of the Company’s Common Stock subject to any stock option then held by Mr. Williams or the continuation of any health insurance benefits;

(8)	In the event that Mr. Williams’ employment is terminated without Cause, Mr. Williams terminates his employment for Good Reason, or Mr. Williams’ employment is terminated due to Incapacity, Mr. Williams agrees that for a period of one year after the termination of his employment relationship with the Company, he shall not, directly or indirectly on his own behalf or any third party, (a) solicit for employment, employ or otherwise seek to retain, or retain the services of, any employee, officer, director or consultant of the Company, or solicit or otherwise induce any person to terminate his or her employment or other relationship with the Company, or (b) engage in any activity, in those states within the United States and those countries outside the United States in which the Company or any of its subsidiaries then conducts any business, where such activity is similar to and competitive with the activities carried on by the Company or any of its subsidiaries; and

(9)	In the event that a nationally-recognized independent public accountant determines that any payment or distribution by the Company to or for the benefit of Mr. Williams, whether paid or payable or distributed or distributable pursuant to the terms of the Williams Agreement or otherwise (the “Williams Payment”), would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, Mr. Williams would be paid an additional amount (the “Williams Gross-Up Payment”) such that the net amount retained by Mr. Williams after deduction of any excise tax imposed under Section 4999 of the Code, and any federal, state and local income and employment tax and excise tax imposed upon the Williams Gross-Up Payment would be equal to the Williams Payment.

The Company will file with the SEC a copy of the Williams Agreement as an exhibit to its next quarterly report on Form 10-Q for the quarterly period to end February 28, 2006.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Effective January 31, 2006, pursuant to the Agreement and Plan of Reorganization, dated as of October 5, 2005 (the “Merger Agreement”), by and among the Company, Spruce Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub 1”), Spruce Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub 2”) and Centra Software, Inc., a Delaware corporation (“Centra”), Merger Sub 1 merged with and into Centra and, immediately thereafter, Centra merged with and into Merger Sub 2, with Merger Sub 2 surviving as a wholly-owned subsidiary of Saba (the “Merger”).

In connection with the Merger, each share of Centra common stock outstanding immediately prior to the consummation of the Merger was converted into the right to receive (a) 0.354 of a share of the Company’s common stock and (b) $0.663 in cash. The Company expects to issue approximately 10.4 million shares of the Company’s common stock and approximately $19.5 million in cash in exchange for approximately 29.3 million shares of Centra common stock outstanding immediately prior to the Merger.

Following consummation of the Merger, Centra’s common stock was delisted from the Nasdaq National Market. The Company’s common stock trades on the Nasdaq National Market under the symbol “SABA.” The issuance of the Company’s common stock under the Merger Agreement as described above was registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-4 (File No. 333-129685) (the “Registration Statement”) filed with the SEC and declared effective on December 19, 2005. The Proxy Statement-Prospectus included in the Registration Statement contains additional information about this transaction.

The foregoing description of the transactions consummated pursuant to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed with the SEC on October 6, 2005 as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company and incorporated herein by reference.

The press release issued on February 1, 2006 by the Company announcing the closing of the Merger (the “Closing”), is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the disclosure relating to the Credit Facility in Item 1.01 of this Form 8-K. On February 1, 2006, the Company borrowed $6,500,000 pursuant to the term loan as provided for in the Credit Facility.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Directors.

Effective immediately prior to the Closing, which occurred on January 31, 2006, Douglas C. Allred resigned from the Board and the Company’s Compensation Committee. In addition, effective immediately prior to the Closing, Michael J. Moritz resigned from the Board, Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Messrs. Allred’s and Moritz’s resignations from the Board did not involve any disagreement with the Company.

(d) Election of Directors.

Effective upon the Closing, the Board elected Leon Navickas and Douglas M. Ferguson as members of the Board. Mr. Navickas was named to the Company’s Audit Committee and Compensation Committee. Mr. Ferguson was named to the Company’s Corporate Governance and Nominating Committee. Messrs. Navickas and Ferguson were elected to the Board pursuant to the Merger Agreement.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of Businesses Acquired.

The financial statements required by this Item, with respect to the Merger described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item, with respect to the Merger described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description
2.1	Agreement and Plan of Reorganization, by and among the Company, Spruce Acquisition Corporation, a Delaware corporation that is a wholly-owned subsidiary of the Company, Spruce Acquisition, LLC, a Delaware limited liability company that is a wholly-owned subsidiary of the Company and Centra Software, Inc., dated as of October 5, 2005 (previously filed with the Securities and Exchange Commission on October 6, 2005 as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company and incorporated herein by reference).

99.1	Press Release, dated as of February 1, 2006, announcing the closing of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: February 2, 2006	/s/ Peter E. Williams III
(Signature)
Peter E. Williams III
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Reorganization, by and among the Company, Spruce Acquisition Corporation, a Delaware corporation that is a wholly-owned subsidiary of the Company, Spruce Acquisition, LLC, a Delaware limited liability company that is a wholly-owned subsidiary of the Company and Centra Software, Inc., dated as of October 5, 2005 (previously filed with the Securities and Exchange Commission on October 6, 2005 as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company and incorporated herein by reference).

99.1	Press Release, dated as of February 1, 2006, announcing the closing of the Merger.